                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                               November 15, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

         Re:    The Quigley Corporation
                Registration Statement on Form S-8
                ----------------------------------

Ladies and Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated the date hereof (the  "Registration  Statement"),  filed with the Securities and
Exchange  Commission  by The  Quigley  Corporation,  a Nevada  corporation  (the
"Company"). The Registration Statement relates to an aggregate of 1,500,000 (the
"Shares") of common stock,  par value $.0005 per share  issuable  pursuant to an amendment to the Company's  1997 Stock Option Plan (the "Plan") which  increases the number of shares of common stock  issuable  under the Plan from 1,500,000 to
3,000,000 shares.

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plan and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the Plan, will be duly and validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.

                          Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                          --------------------------------------------------
                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP